Exhibit 10.2

PERFORMANCE STOCK UNIT AWARD AGREEMENT

DELMAR PHARMACEUTICALS, INC.

This Performance Stock Unit Award Agreement (the “Agreement” or “Award Agreement”), dated as of the “Award Date” set forth in the attached Exhibit A, is entered into between DelMar Pharmaceuticals, Inc., a Nevada corporation (the “Company”), and the individual named in Exhibit A hereto (the “Awardee”).

WHEREAS, the Company desires to provide the Awardee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intention, the Company desires to award the Awardee restricted stock units pursuant to the DelMar Pharmaceuticals, Inc. 2017 Omnibus Equity Incentive Plan (the “Plan”);

NOW, THEREFORE, the following provisions apply to this Award:

1.       Award. The Company hereby awards the Awardee the number of Performance Stock Units (each a “PSU” and collectively the “PSUs”) set forth in Exhibit A. Such PSUs shall be subject to the terms and conditions set forth in this Agreement and the provisions of the Plan, the terms of which are incorporated herein by reference. Notwithstanding anything contained herein to the contrary, the PSUs are conditioned upon approval of the Plan by shareholders. In the event that shareholders of the Company do not approve the Plan within twelve (12) months following the date the Plan was approved by the Board of Directors of the Company, this Award and the PSUs awarded hereiunder shall be canceled and be of no further force and effect. Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Plan.

2.       Vesting. Except as otherwise provided in this Agreement, the PSUs shall vest in accordance with the vesting schedule set forth in Exhibit A, provided that the Awardee remains in Continuous Service through the applicable vesting date.

For each PSU that becomes vested in accordance with this Agreement, the Company shall issue and deliver to Awardee, on or within ten (10) business days after becoming vested (but in any event no earlier than the date that shareholders approve the Plan as required under Section 1 above), one share of the Company’s common stock, par value $.001 per share (the “Common Stock”). Except as provided above, in the event that the Awardee ceases to be in Continuous Service, any PSUs that have not vested as of the date of such cessation of service shall be forfeited.

3.       Dividend Equivalents. If and to the extent that the Company pays a cash dividend with respect to the Common Stock, Awardee shall be credited with a cash dividend equivalent amount (the “dividend equivalent amount”) equal to the amount of dividends that would have been paid with respect to Awardee’s outstanding PSUs on the record date of such dividend (the “record date”) had each such outstanding PSU been an outstanding share of Common Stock on such record date. Such dividend equivalent amounts shall be paid to Awardee within ten (10) business days after the PSUs to which such dividend equivalent amounts relate become vested in accordance with Section 2 above (but in any event no earlier than the date that shareholders approve the Plan as required under Section 1 above). To the extent that the PSUs are forfeited, the related dividend equivalent amounts shall also be forfeited.

4.       No Rights as Stockholder. The Awardee shall not be entitled to any of the rights of a stockholder with respect to any share of Common Stock that may be acquired following vesting of an PSU unless and until such share of Common Stock is issued and delivered to the Awardee. Without limitation of the foregoing, the Awardee shall not have the right to vote any share of Common Stock to which a PSU relates and shall not be entitled to receive any dividend attributable to such share of Common Stock for any period prior to the issuance and delivery of such share to Awardee (but Awardee shall have dividend equivalent rights as provided in Section 3 above).

5.       Transfer Restrictions. Neither this Agreement nor the PSUs may be sold, assigned, pledged or otherwise transferred or encumbered without the prior written consent of the Committee.

6.       Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation hereunder to issue or deliver certificates evidencing shares of Common Stock shall be subject to the terms of all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

7.       Withholding Taxes. The Awardee shall pay to the Company, or make provision satisfactory to the Company for payment of, the minimum statutory amount required to satisfy all federal, state and local income tax withholding requirements and the Awardee’s share of applicable employment withholding taxes in connection with the issuance and deliverance of shares of Common Stock following vesting of PSUs, in any manner permitted by the Plan. No shares of Common Stock shall be issued with respect to PSUs unless and until satisfactory arrangements acceptable to the Company have been made by the Awardee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to the PSUs.

8.       Investment Purpose. Any and all shares of Common Stock acquired by the Awardee under this Agreement will be acquired for investment for the Awardee’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such shares of Common Stock within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Awardee shall not sell, transfer or otherwise dispose of such shares unless they are either (1) registered under the Securties Act and all applicable state securities laws, or (2) exempt from such registration in the opinion of Company counsel.

9.       Securities Law Restrictions. Regardless of whether the offering and sale of shares of Common Stock issuable to Awardee pursuant to this Agreement and the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such shares of Common Stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

10.      Lock-Up Agreement. The Awardee, in the event that any shares of Common Stock which become deliverable to Awardee with respect to PSUs at a time during which any directors or officers of the Company have agreed with one or more underwriters not to sell securities of the Company, shall enter into an agreement, in form and substance satisfactory to the Company, pursuant to which the Awardee shall agree to restrictions on transferability of the shares of such Common Stock comparable to the restrictions agreed upon by such directors or officers of the Company.

11.      Awardee Obligations. The Awardee should review this Agreement with his or her own tax advisors to understand the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Awardee will rely solely on such advisors and not on any statements or representations of the Company or any of its agents, if any, made to the Awardee. The Awardee (and not the Company) shall be responsible for the Awardee’s own tax liability arising as a result of the transactions contemplated by this Agreement.

12.      No Guarantee of Continued Service. The Awardee acknowledges and agrees that (i) nothing in this Agreement or the Plan confers on the Awardee any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way the Awardee’s right or the Company’s right to terminate the Awardee’s employment, service, or consulting relationship at any time, with or without cause, subject to any employment or service agreement that may have been entered into by the Commpany and the Awardee; and (ii) the Company would not have granted this Award to the Awardee but for these acknowledgements and agreements.

13.      Notices. Notices or communications to be made hereunder shall be in writing and shall be delivered in person, by registered mail, by confirmed facsimile or by a reputable overnight courier service to the Company at its principal office or to the Awardee at his or her address contained in the records of the Company. Alternatively, notices and other communications may be provided in the form and manner of such electronic means as the Company may permit.

14.      Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire Agreement with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Awardee with respect to the subject matter hereof, and except as provided in the Plan or in this Agreement, may not be modified adversely to the Awardee’s interest except by means of a writing signed by the Company and the Awardee. In the event of any conflict between this Award Agreement and the Plan, the Plan shall be controlling. This Award Agreement shall be construed under the laws of the State of Nevada, without regard to conflict of laws principles.

15.      Opportunity for Review. Awardee and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement. The Awardee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. The Awardee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Award Agreement. The Awardee further agrees to notify the Company upon any change in Awardee’s residence address.

16.      Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives.

17.      Section 409A Compliance. To the extent that this Agreement and the award of PSUs hereunder are or become subject to the provisions of Section 409A of the Code, the Company and the Awardee agree that this Agreement may be amended or modified by the Company, in its sole discretion and without the Awardee’s consent, as appropriate to maintain compliance with the provisions of Section 409A of the Code.

18.      Recoupment. In the event the Company restates its financial statements due to material noncompliance with any financial reporting requirements under applicable securities laws, any payments made or shares issued pursuant to this Agreement for or in respect of the year that is restated, or the prior three years, may be recovered to the extent the payments made or shares issued exceed the amount that would have been paid or issued based on the restatement. In addition and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company or as is otherwise required by applicable law or stock exchange listing conditions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in Exhibit A.

DELMAR PHARMACEUTICALS, INC.

By:
Name:	Jeffrey Bacha
Title:	President and CEO

AWARDEE

Name:

EXHIBIT A

DELMAR PHARMACEUTICALS, INC.

PERFORMANCE STOCK UNIT AWARD AGREEMENT

(a). Awardee’s Name:

(b). Award Date:

(b). Expiration Date:

(c). Number of Performance Stock Units (PSUs) Granted:

(d). Vesting Schedule: The PSUs shall vest as follows:

(Vesting condition)	Then the following percentage of the PSUs shall vest (cumulatively):

_______ (Initials)

Awardee

_______ (Initials)

Company Signatory